As Filed With the Securities and Exchange Commission on June 26, 2002
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            MICRO THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               33-0569235
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification No.)

                      2 Goodyear, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                            1996 STOCK INCENTIVE PLAN
                           (Full titles of the plans)

                                   ----------

               James Corbett, Chairman of the Board of Directors,
                      President and Chief Executive Officer
                            Micro Therapeutics, Inc.
                      2 Goodyear, Irvine, California 92618
                     (Name and address of agent for service)

                                 (949) 837-3700
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce Feuchter, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed Maximum       Proposed Maximum        Amount of
  Title of Securities        Amount To Be           Offering Price       Aggregate Offering     Registration
   To Be Registered        Registered(1)(2)           Per Share                Price                 Fee
==============================================================================================================
 Common Stock,
 $0.001 par value          1,500,000 shares         $3.825(3)              $5,737,500(3)         $528.00
==============================================================================================================

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 1996 Plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) 600,000 shares of Common Stock available for issuance under the 1996 Stock Incentive Plan (the "1996 Plan") were registered on a Registration Statement on Form S-8 on March 14, 1997 (Registration Statement 333-23367), 1,400,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on June 14, 1999 (Registration No. 333-80633) and 1,250,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on July 2, 2001 (Registration No. 333-64348).

(3) The aggregate offering price for 1,500,000 shares of Common Stock registered hereby which may be issued under the 1996 Plan, is estimated solely for the purpose of calculating the registration fee, in a accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on June 24, 2002, which was $2.825.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the Micro Therapeutics, Inc. ("Micro Therapeutics", the "Company" or the "Registrant") 1996 Stock Incentive Plan (the "1996 Plan"). Initially, an aggregate of 600,000 shares of common stock were available for grant or award under the 1996 Plan, and such 600,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission on March 14, 1997 (Registration No. 333-23367). In April 1998, Micro Therapeutics' Board of Directors approved an increase of 500,000 shares of common stock issuable under the 1996 Plan and on May 29, 1998, the Company's stockholders approved such increase. In April 1999, the Company's Board of Directors approved an increase of 900,000 shares of common stock issuable under the 1996 Plan and on May 27, 1999, the Company's stockholders approved such increase. Such 1,400,000 shares with respect to the increases approved by the stockholders on May 29, 1998 and May 27, 1999 were registered on Form S-8 filed with the Securities and Exchange Commission on June 14, 1999 (Registration No. 333-80633). In July 2000, the Company's Board of Directors approved an increase of 500,000 shares of common stock issuable under the 1996 Plan and on September 25, 2000, the Company's stockholders approved such increase. In January 2001, the Company's Board of Directors approved an increase of 750,000 shares of common stock issuable under the 1996 Plan and on May 31, 2001, the Company's stockholders approved such increase. Such 1,250,000 shares with respect to the increases approved by the stockholders on September 25, 2000 and May 31, 2001 were registered on Form S-8 filed with the Securities and Exchange Commission on July 2, 2001 (Registration No. 333-64348). In April 2002, the Company's Board of Directors approved an increase of 1,500,000 shares of common stock issuable under the 1996 Plan and on May 30, 2002, the Company's stockholders approved such increase. This registration statement covers such increase of 1,500,000 shares of common stock issuable under the 1996 Plan, bringing the total number of shares authorized thereunder to 4,750,000.

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The documents listed below have been filed by Micro Therapeutics, Inc. with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (a) The contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 333-23367, 333-80633 and 333-64348).

     (b) Micro Therapeutics' Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, filed with the Commission on May 14, 2002.

     (c) Micro Therapeutics' Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 1, 2002, as amended by Form 10-KSB/A filed with the Commission on April 12, 2002.

     (d) Micro Therapeutics' Current Report on Form 8-K filed with the Commission on April 29, 2002.

     (e) Micro Therapeutics' Current Report on Form 8-K filed with the Commission on June 14, 2002.

     (f) All other reports filed by Micro Therapeutics pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (c) above.

     (g) The description of Micro Therapeutics' Common Stock that is contained in Micro Therapeutics' registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     (h) All documents subsequently filed by Micro Therapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     (a) As permitted by the Delaware General Corporation Law, Micro Therapeutics' Certificate of Incorporation eliminates the liability of directors to Micro Therapeutics or Micro Therapeutics' stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) Micro Therapeutics' Certificate of Incorporation provides that Micro Therapeutics will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. Micro Therapeutics' Bylaws provide for a similar indemnity to directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

     (c) Micro Therapeutics' Certificate of Incorporation also gives Micro Therapeutics the ability to enter into indemnification agreements with each of Micro Therapeutics' directors and officers. Micro Therapeutics has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling Micro Therapeutics pursuant to the foregoing provisions, Micro Therapeutics has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     The following exhibits are filed as part of this Registration Statement:

         Number                     Description
         ------                     -----------

          4.1  1996 Stock Incentive Plan, as amended.
          5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.
         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
         23.2  Consent of PricewaterhouseCoopers LLP, independent accountants.
         24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.
---------------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2002.

                                  MICRO THERAPEUTICS, INC.

                                  By: /s/ James Corbett
                                      --------------------------------------
                                      James Corbett
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Micro Therapeutics, Inc., do hereby constitute and appoint James Corbett and Harold Hurwitz, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                                                   Date
---------                               -----                                                   ----
/s/ James Corbett                       Chairman of the Board of Directors, President and       June 26, 2002
-----------------------------------     Chief Executive Officer (Principal Executive Officer)
James Corbett

/s/ Harold Hurwitz                      Chief Financial Officer (Principal Financial and        June 26, 2002
-----------------------------------     Accounting Officer)
Harold Hurwitz

                                        Director
-----------------------------------
George Wallace

/s/ Kim Blickenstaff                    Director                                                June 14, 2002
-----------------------------------
Kim Blickenstaff

                                        Director
-----------------------------------
Dale A. Spencer

/s/ Elizabeth Weatherman                Director                                                June 26, 2002
-----------------------------------
Elizabeth Weatherman

/s/ Richard Emmitt                      Director                                                June 19, 2002
-----------------------------------
Richard Emmitt

/s/ Paul Buckman                        Director                                                June 14, 2002
-----------------------------------
Paul Buckman

                                  EXHIBIT INDEX


Exhibit                                                                             Sequential
Number        Description                                                           Page Number
-------       ------------                                                          -----------
4.1           1996 Stock Incentive Plan, as amended.                                         7

5.1           Opinion of Stradling Yocca Carlson & Rauth, a Professional                     18
              Corporation, Counsel to the Registrant.

23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional                     18
              Corporation (included in the Opinion filed as Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP, independent accountants.                19

24.1          Power of Attorney (included on signature page to the Registration              __
              Statement at page S-1).